MAXXON/GLOBE
                             JOINT VENTURE AGREEMENT


         This AGREEMENT, made by and entered into as of November 3, 2005, by and among Maxxon, Inc., a Nevada Corporation ("Maxxon") and Globe Med Tech, Inc., Inc. a Texas Corporation ("Globe") (hereinafter the parties may be collectively referred to as "Joint Venturers").

                                   WITNESSETH

         WHEREAS, the parties hereto desire to form a Joint Venture (hereinafter referred to as "Joint Venture") for the term and the conditions hereinafter set forth.

         WHEREAS Maxxon and Globe have jointly developed and incorporated a reverse vacuum safety syringe technology to needle products and a reverse vacuum IV catheter;

         WHEREAS Maxxon and Globe desire to collaborate with respect to the patenting, developing, manufacturing, marketing, and distribution of such needle products throughout all the world.


         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, it is agreed by and among the parties hereto as follows:

                                   DEFINITIONS

In addition to the other terms defined elsewhere herein, the following terms shall have the following meanings when used in this Agreement (and any term defined in the singular shall have the same meaning when used in the plural, and vice versa, unless stated otherwise):

         "Affiliate" shall mean any corporation or other business entity controlled by, controlling of, or under common control with a Party (as hereinafter defined). For this purpose, `control" of any corporation o other business entity shall mean direct or indirect beneficial ownership of at least fifty (50%) percent of the voting interests of such corporation or other business entity, or such other relationship that constitutes actual control of such corporation or other business entity.

         "Business Combination Transaction" shall mean any transaction or series of related transactions involving (a) a merger, consolidation, share exchange, reorganization, recapitalization, business combination or similar transaction unless, immediately following the consummation of such transaction or series of related transactions, the common shareholders of Maxxon immediately prior thereto will continue to be holders of at least a majority of the common equity securities of the ultimate parent entity surviving such transaction or series of related transactions or (b) any sale or other transfer (other than to a directly or indirectly wholly-owned subsidiary of Maxxon) of all or a substantial amount of the assets of Maxxon or its subsidiaries, taken as a whole.

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         "Calendar Quarter" shall mean a period of three (3) consecutive calendar months commencing on January 1, April 1, July 1, or October 1 of any Calendar Year (as hereinafter defined)

         "Calendar Year" shall mean, for the first Calendar year, that time period that commences on the Effective Date and end on the following December 31, and for all subsequent Calendar Years, the twelve-month period commencing on January 1 and ending on December 31.

         "Confidential Information" shall mean the existence and terms of this Agreement, an any and all technical data, information, materials, and other know-how including, but not limited to, trade secrets presently owned by or developed by, or on behalf of either Party and/or its Affiliates during the term of this Agreement, which relate to the Products (as hereinafter defined), their development, manufacture, regulatory filings, promotion, marketing, distribution, sale or use and any and all financial data and information relating to the business of either of the Parties and/or of their Affiliates, which a Party and/or its Affiliates discloses to the other Party and/or its Affiliates in writing and identifies as being confidential, or if disclosed orally, visually, or through some other media, is identified as confidential at the time of disclosure and is summarized in writing within thirty (30) days of such disclosure and identified as confidential, except any portion thereof, which:

         (a) is known to the receiving Party and/or its Affiliates at the time of the disclosure, as evidenced by its written records;

         (b) is disclosed to the receiving Party and/or its Affiliates by a Third Party having a right to make such disclosure;

         (c) becomes patented, published, or otherwise part of the public domain through no fault of the receiving Party and/or its Affiliates;

         (d) is independently developed by or for the receiving party and/or its Affiliates without use of Confidential Information disclosed hereunder as evidenced by its written records; or

         "Current Good Manufacturing Practices" or "cGMPs" shall mean the current Good Manufacturing Practices as described in 21 CFR 211, as amended or updated from time to time.

         ""Patent Rights" shall mean all United States patents and patent applications owned or controlled by, or licensed to the Joint Venture with a right to sublicense, during the term of this Agreement, which relate to the Products including, but not limited to, the patents and patent applications and all substitutions, extensions, reissues, renewals, divisions, continuations, improvements, or continuations-in-part therefore or thereof.

         "Party" shall mean Globe Medical Tech, Inc. or Maxxon, Inc. and "Parties" shall mean Globe Medical Tech, Inc., Maxxon, Inc. and the Joint Venture.

         "Person" shall mean a natural person, a corporation, a partnership, a trust, a joint venture, any governmental authority, and any other entity or organization.

         "Product or Products" shall mean one, several, or all of the Joint Venture Products, including any subsequent versions of such Products.

         "Third Party" shall mean any Person that is not a Party or Affiliate of a Party.


                                    ARTICLE I
                                 BASIC STRUCTURE

ss.1.1 Form

In General. The Parties hereby form a Joint Venture and not a Partnership. In this regard, it is the intention of the parties:

         (a)      That the Venture not engage in a business enterprise.
         (b) That no party shall have the right to bind the other without doing so pursuant to the power of attorney herein provided for.

In this regard, each Venturer (the "Indemnifier") hereby agrees to hold harmless, indemnify, and defend (including but not limited to, for the cost of reasonable attorney fees) each other Venturer (the "Indemnified Venturer(s)") for any liabilities that arise out of the activities of such Indemnifier unless such Indemnifier has specific written authority to engage in such activity on behalf of such Indemnified Venturer(s).

ss.1.2 Name

The business of the Joint Venture shall be conducted under the name "Maxxon/Globe" Joint Venture.

ss.1.3 Office

         (a) Joint Venture. The principal office of the Joint Venture shall be located at 2073 Shell Ring Circle, Mt. Pleasant, SC 29466, or at such other place as the Joint Venturers may from time to time designate. All copies of correspondence will be forwarded to Globe's offices at 1766 West Sam Houston Parkway North, Houston, Texas 77043.
         (b) Operating Office. Joint venture operations will be conducted from both Maxxon and Globe offices, or at such other place as the Joint Venturers may from time to time designate.
         (c)      Operations.

ss.1.4 Term

In General. The Joint Venture shall commence on a date set by mutual agreement of the parties to this Agreement and shall continue for fifteen (15) year(s) unless earlier terminated in the following manner:

         (a) By applicable Oklahoma State law, or
         (b) By death, insanity, bankruptcy, retirement, expulsion, or disability of any of the then Joint Venturers
         (c) Or as otherwise provided herein in Article VIII.

ss.1.5 Purpose

The purpose for which the Joint Venture is organized is for the development, patenting, manufacturing, marketing, and distribution of the reverse vacuum syringe and reverse vacuum IV catheter.

ss.1.6 Employees

It is understood and agreed that for all purposes under the Joint Venture Agreement, that the Maxxon/Globe Joint Venture shall not have any employees.


                                   ARTICLE II
                             FINANCIAL ARRANGEMENTS


ss.2.1 Initial Contributions of Joint Venturers

Each Joint Venturer has contributed to the initial capital of the Joint Venture property in the amount and form indicated below:

         (a) Globe. Globe shall contribute their safety syringe IV catheter including patent rights related thereto to the Joint Venture. Globe will continue to evaluate new safety products and patents and will attempt to bring related products and technologies to the Joint Venture.

         (b) Maxxon. Maxxon will contribute their safety syringe technology and all patent rights related thereto to the Joint Venture.


ss.2.2 Additional Capital Contribution

If at any time during the existence of the Joint Venture it becomes necessary to increase the capital with which the Joint Venture is doing business then:

Proceeds from the sale of Maxxon common stock shall be used as additional capital contributions for the Joint Venture.

ss.2.3 Percentage Share of Profits and Capital

         (a) Definition of Profits. Profits shall be the monies received from the sale of Joint Venture Products after deducting all of Maxxon's & Globe's costs attributable to the Joint Venture including but not limited to reimbursement of expenses and direct and indirect costs.
         (b) Initial Percentage. The percentage share of profits and capital of each Joint Venturer shall be (unless modified by the terms of this Agreement or by Joint Venturers, in writing) as follows.

                                            MAXXON            50%
                                            GLOBE             50%
ss.2.4 Return of Capital Contributions

         (a) Rights of Venturer. No Joint Venturer shall have the right to demand the return of such entities' capital contributions.
         (b) Capital Equipment. Any equipment purchased by the Joint Venture for use during the term of the Joint Venturer shall be accounted for as an expense and shall become the property of the Joint Venture.

ss.2.5 Distributions

Distributions to the Joint Venturers. The Managing Partner shall have sole discretions regarding distributions.

ss.2.6 Compensation

Unless they otherwise agree, no Joint Venturer shall receive any compensation from the Joint Venture, nor shall any Joint Venturer receive a drawing account from the Joint Venture.



                                   ARTICLE III
                              DEMONSTRATION PRODUCT


ss.3.1     Demonstration Product

Globe will produce 1,000 pieces of the safety syringe for Maxxon within six to eight weeks. The total cost for this run is $40,000 of which the parties will split 50/50. These molds, will be able to produce 10,000 pieces. Each party will share 50% of the product cost after the first 1,000 pieces. All costs of patents and Federal Drug Administration approvals and/or certification will be split 50/50 by the parties.



                                   ARTICLE IV
                                QUALITY ASSURANCE

ss.4.1     Compliance

Joint Venturers shall comply with all applicable local or municipal, state, and federal laws, and regulations concerning the manufacture of the Products.

ss.4.2     Complaint handling and Customer Service

Any and all product complaints of which the Joint Venture become aware relating to the Products during the terms of the Agreement shall promptly be forwarded to each other. Notification shall be given by telephone, with a facsimile confirmation following within (1) business day. Globe shall be responsible for addressing all product complaints related to the Joint Venture's distribution, order processing, shipping and handling of Products and all other product complaints.

ss.4.3     Recalls

In the event the Joint Venture shall be required (or shall voluntarily decide) to initiate a recall, withdrawal or field correction of, or field alert report with respect to, any Product manufactured by the Joint Venture and distributed by the Joint Venture pursuant to this Agreement, whether or not such recall, withdrawal, field correction, or field report has been requested or ordered by any governmental agency, Globe shall notify Maxxon and shall fully cooperate to implement the same. Maxxon shall make all statements to the media, including press releases and interviews for publication or broadcast. Globe agrees to make no statement to the media, except to refer to the media to Maxxon for comment, unless otherwise required by law, and in any such event, Globe shall cooperate with Maxxon on the content of any such statement. Globe shall indemnify Maxxon against all reasonable and necessary costs and expenses which Maxxon may incur as a result of any recall, withdrawal, field correction or field alert to the extent that it is the direct result of any fault or omission attributable to Globe. Maxxon shall indemnify Globe against all reasonable and necessary costs and expenses which Globe may incur as a result of any recall, withdrawal, field correction or field alert to the extent that it is the direct result of any fault or omission attributable to Maxxon.


                                    ARTICLE V
                                      TAXES

ss.5.1     Taxes

Any federal, state, county or municipal sales or use tax, excise, customs charges, duties, or similar charge, or any other tax assessment, license, fee, or other similar charge lawfully assessed or charged on the sale or transportation of Product shall be paid by the Joint Venture.


                                   ARTICLE VI
                              INTELLECTUAL PROPERTY

ss.6.1     Proprietary Marks and Good Will

"Joint Venture's Proprietary Marks" include all trademarks, trade names, and logotype employed by Joint Venture and include, but are not limited to (i) the reverse vacuum safety syringe and (ii) the reverse vacuum IV catheter.

Joint Venturers agree that the use of the Joint Venture Proprietary Marks shall inure to the benefit of the Joint Venture. The Parties hereby: I) acknowledges the validity of Joint Venture's Proprietary Marks; ii) acknowledges that Joint Venturers are the owners of the Joint Venture Proprietary Marks and of all goodwill associated with Joint Venture's Proprietary Marks or with the Products;
iii) agrees not to acquire any interest in, infringe upon, contest, or take any other action to injure or to assist another to injure joint Venturers' rights in Joint Venture's Proprietary Marks; and iv) agrees that any interest which may be acquired by the Parties during the term of this Agreement or within one year thereafter in Joint Venture's Proprietary marks or in goodwill associated with Joint Venture's Proprietary Marks or the Products shall be acquired on behalf of and for the benefit of the Joint Venture and shall be assigned to the Joint Venture upon request at no charge.

                                   ARTICLE VII
                          MANAGEMENT AND HOLD HARMLESS

ss.7.1 Managing Joint Venturer

         (a) In General. The Managing Joint Venturer shall be Maxxon.
         (b) Additional Liabilities. It is not the parties intention for the Managing Joint Venturer to incur any additional liabilities for the performance of the duties of Managing Joint Venturer.
         (c) Restriction of Rights. No Venturer has any right to bind the other Venturer except as expressly provided herein.
         (d) Management. All business decisions and budgets shall be agreed to and approved by both parties (e) Books and Records. It shall be the Managing Joint Venturers obligation to maintain the books and records of the Joint Venture.
         (f) Accounting. The Managing Joint Venturer shall make an accounting to the other Joint Venturer at the close of each business quarter.


ss.7.2 Hold Harmless

         (a) Nothing to the contrary in this Agreement between the parties withstanding, each party (the "Indemnifying Party") agrees to indemnify the other (the "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever that may at any time arise out of their relationship as Joint Venturers to the extent which:

                  (1) The Indemnifying Party has, by its actions, generated a claim that the Indemnified party is liable for the acts of the Indemnifying Party, whether or not such actions were, in and of themselves, justified;
                  (2) The Indemnifying Party has, by its actions, generated a claim for a contractual obligation other than may arise directly as a result of this Joint Venture Agreement between the Indemnifying Party and the Indemnified Party;
                  (3) The Indemnifying Party has, by tortuous or other improper actions, generated a claim against the Indemnified Party or any property of the Indemnified Party or any property owned by, leased by or from, or otherwise in the possession or control of the Joint Venture; or
                  (4) A claim that may otherwise be imposed on, incurred by, or asserted against the Indemnified Party in any way relating to or arising out of this Agreement, the Joint Venture Agreement, or any documents contemplated by or referred to herein (the "Collateral Documents"), or the transactions contemplated hereby, or any action taken or omitted by the Indemnifying Party under or in connection with any of the foregoing;

                                    Provided that the Indemnifying Party shall not be liable for:

                                    (i)     The payment of any portion of the
                                            authorized liabilities of the Joint
                                            Venturer; or

                                    (ii)    Any obligations, losses, damages,
                                            penalties, actions judgments, suits,
                                            costs, expenses, or disbursements
                                            resulting primarily from the
                                            Indemnified Party's negligence or
                                            willful misconduct.


                                  ARTICLE VIII
                              TERM AND TERMINATION

ss.8.1     Termination for Insolvency

Either Party may terminate this Agreement by giving the other at least sixty
(60) days prior written notice upon the bankruptcy or insolvency of the other Party.

ss.8.2     Effect of Termination

         (a) Accrued Obligations. Except as otherwise provided, expiration or termination of this Agreement for any reason shall not release any party hereto from liability accrued under this Agreement prior to the expiration or termination, nor preclude either party hereto from pursuing any rights or remedies accrued prior to such expiration or termination or accrued at law or in equity with respect to any breach of this Agreement.


                                   ARTICLE IX
                    CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

ss.9.1     Confidentiality

The Parties acknowledge and agree that during the term of this Agreement, each of them and their Affiliates may exchange Confidential Information, and the disclosure and use of any such Confidential Information shall be governed by the provisions of Article IX. Each Party shall use the Confidential Information of the other Party only for the purpose of the activities contemplated by this Agreement and shall not disclose such Confidential Information to a Third Party except in accordance with the provisions of this Agreement. The Parties shall ensure that their Affiliates keep all Confidential Information exchanged hereunder confidential in accordance with the provision hereof as though the Affiliates were parties hereto. This provision shall remain in effect for a period of five (5) years after termination or expiration of this Agreement for all Confidential Information excluding trade secrets. Trade secrets shall be kept confidential by the Receiving Party (as defined in Section 9.2 hereof).


ss.9.2     Handling of Trade Secrets.

During the course of its performance hereunder, a Party (the "Disclosing Party") may desire or be requested to disclose Confidential Information to the other Party (the "Receiving Party"), which the Disclosing Party considers a trade secret. In such event, the Disclosing Party first shall inform the Receiving Party, on a non-confidential basis, the general nature of the trade secret information. The Receiving Party shall have ten (10) days to decide whether it wishes to have such trade secrets disclosed to it and to inform the Disclosing Party in writing that it wishes to receive such a disclosure. Any trade secrets so disclosed between the Parties shall be marked "Trade Secret", and the Receiving Party shall not disclose or use such trade secret for the term of this Agreement and for a period of five (5) years after the expiration or termination of this Agreement except as expressly permitted under this Agreement. In the event the Disclosing Party discloses the trade secrets to the Receiving Party without written approval of the Receiving Party and/or without appropriately marking such information as "Trade Secret" that trade secret shall be handled as Confidential Information under Section 9.1.

ss.9.3     Public Announcements

Maxxon and Globe agree to mutually approve the text of an initial press release to be jointly issued announcing the execution of this Agreement or the consummation of the transactions contemplated hereby and to consult with each other prior to making any other public statement concerning this Agreement and the transactions contemplated by this Agreement which approval shall not be unreasonably withheld. However, following the approval of any such press release, the facts and matters contained in such press release shall no longer be deemed Confidential Information. The foregoing shall not be deemed to prevent either party from making any public disclosure which may be required of either party or its Affiliates under the federal securities laws or by the rules and regulations of any national securities exchange upon which the securities of either party or its Affiliates are traded. However, if a party is required to make such a disclosure, the disclosing party shall notify the other party and provide the disclosure and the rationale for it in writing to the other party at least thirty (30) days prior to making such disclosure. The other party shall have the opportunity to review that portion of the disclosure which references such party or this Agreement or the subject matter of this Agreement and suggest changes or deletions to protect the Confidential Information, competitive position or sensitive commercial information of such party. The disclosing party shall implement such suggested changes to the extent allowed by applicable law or regulation.


                                    ARTICLE X
                                   DISSOLUTION

ss.10.1 Dissolution

         (a) Account of Assets, Liabilities and Transactions. If the Joint Venture shall hereafter be dissolved for any reason whatsoever, a full and general account of its assets, liabilities and transactions shall at once be taken. Such assets may be sold and turned into cash as soon as possible and all debts and other amounts due the Joint Venture collected. The proceeds thereof shall thereupon be applied as follows:

               (1) To discharge the debts and liabilities of the Joint Venture and the expenses of the liquidation.

               (2) To pay each Joint Venturer or legal representative any interest or profits to which each Joint Venturer shall then be entitled.

               (3) To divide the surplus, if any, among the Joint Venturers or legal representatives as follows:

                           (i)      First (to the extent of each Joint
                                    Venturer's then capital account) in
                                    proportion to their then capital accounts.

                          (ii)      Then,   according   to  each  Joint
                                    Venturer's then percentage share of capital.

                                   ARTICLE XI
                                 MISCELLANEOUS

ss.11.1 Accounting Year, Books, Statements

          (a) In General. The Joint Venture's fiscal year shall commence on January 1st of each year and shall end on December 31st of each year. Full and accurate books of account shall be kept at such place as the managing Joint Venturer may from time to time designate, showing the condition of the business and finances of the Joint Venture; each Joint Venturer shall have access at their sole expense to such books of account and shall be entitled to examine them during ordinary business hours, at a location determined by the Managing Joint Venturer. At the end of each working week, the Managing Joint Venturer shall cause the Joint Venture's accountant to prepare a balance sheet setting forth the financial position of the Joint Venture as of the end of that working week and a statement of operations (income and expenses) for that working week. A copy of the balance sheet and statement of operations shall be delivered to each Joint Venturer as soon as it is available.

          (b) Waiver of Objections. Each Joint Venturer shall be deemed to have waived all objections to any transaction or other facts about the operation of the Joint Venture disclosed in such balance sheet and/or statement of operations unless he or she shall have notified the managing Joint Venturer in writing of any such objections within fifteen (15) days of the date on which such statement is mailed.

ss.11.2 Banking

          (a) All monies received from the sale of Joint Venture Products will be deposited in a newly opened bank account in the name of Maxxon/Globe Joint Venture. The managing Joint Venturer shall solely maintain the account and make any and all distributions and all checks over $20,000 shall be approved by both parties. Checks and drafts shall be drawn on the Joint Venture's bank account for Joint Venture purposes only and shall be signed by the managing Joint Venturer or their designated agent.

ss.11.3 Titles and Subtitles

Usage. Titles of the paragraphs and subparagraphs are placed herein for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Joint Venture Agreement.

ss.11.4 Words and Gender or Number

Usage. As used herein, unless the context clearly indicates the contrary, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

ss.11.5 Execution in Counterpart

This Joint Venture Agreement may be executed in any number of counterparts, each of which shall be taken as an original.

                                                                   Page 10 of 12
ss.11.6 Severability

If any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

ss.11.7 Effective Date

This Agreement shall be effective only upon execution by all of the proposed Joint Venturers.

ss.11.8 Waiver

No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the person or party against whom charged.

ss.11.9 Applicable Law

This Agreement shall be subject to and governed by the laws of Oklahoma.

ss.11.10 Venue

The exclusive venue for any dispute related to this Agreement shall be the District Court in and for Tulsa County.

ss.11.11 Jurisdiction

The exclusive jurisdiction for any dispute related to this Agreement shall rest with the District Court in and for Tulsa County. The Joint Venturers hereby waive any removal rights to Federal Court. If this waiver is found to be invalid, the exclusive jurisdiction shall rest with the United States District Court for the Northern District of Oklahoma.

ss.11.12   Force Majeure

Any delay in the performance of any of the duties or obligations of either Party hereto (except the payment of money) shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay has been caused by or is the result of any acts of God, acts of the public enemy, insurrections, riots, embargoes, labor disputes, including strikes, lockouts, job actions, boycotts, fires, explosions, floods, shortages of qualified equipment, material or energy, or other unforeseeable causes beyond the control and without the fault or negligence of the Party so affected. The affected Party shall give prompt notice to the other party of such cause, and shall take promptly whatever reasonable steps are necessary to relieve the effect of such cause. If such event prevents or will prevent performance of a material provision of this Agreement by one Party for more than six (6) months, then the other party may immediately terminate this Agreement upon written notice to the non-performing party.

ss.11.13     Notices

All notices hereunder shall be delivered personally, or by registered or certified mail (postage prepaid), or by recognized private mail carrier or by facsimile with a confirmation copy sent by registered or certified mail (postage prepaid) to the following addresses of the respective Parties.

If to Maxxon:

Maxxon, Inc.
2073 Shell Ring Circle
Mt. Pleasant, South Carolina 29466 ATTN: Ron Wheet
CEO

With a copy to:

Kaufman & Wallis, P.P.
1639 South Carson Ave.
Tulsa, Oklahoma 74119


If to Globe:

Global Medical Tech, Inc.
1766 W. Sam  Houston Pkwy N.
Houston, Texas 77043
ATTN:  Andy Hu


Notices shall be effective upon receipt if personally delivered or delivered by facsimile, or on the third business day following the date of mailing or the carrier receipt date if by private mail carrier. A Party may change its address listed above by notice to the other Party.


ss.11.14 Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.


In WITNESSETH hereof this 3rd day of November, 2005.


Globe Med Tech, Inc.                        Maxxon, Inc.


/s/ ANDY HU                                 /s/  RONDALD L. WHEET
----------------------------                ------------------------------
By: Andy Hu                                 By: Ron Wheet
President                                   CEO

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